UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2010

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.05	Costs Associated with Exit or Disposal Activities.

On March 5, 2010, XenoPort, Inc. (the “Company”) implemented a restructuring that includes an overall reduction in its workforce of approximately 50%. The Company notified employees affected by the restructuring on March 5, 2010. The Company is providing affected employees with up to sixty (60) days of leave of absence pay in accordance with the Worker Adjustment and Retraining Notification Act. Affected employees may also be eligible to receive severance payments, transition pay, continuation of medical insurance under COBRA and a two-year extension of exercisability of vested stock options as of May 4, 2010. The Company expects to complete the restructuring in May 2010.

On February 17, 2010, the U.S. Food and Drug Administration issued a Complete Response letter regarding the new drug application (“NDA”) for Horizant™ (gabapentin enacarbil) Extended-Release Tablets, an investigational, non-dopaminergic treatment for moderate-to-severe primary restless legs syndrome (“RLS”). The Company is undertaking the restructuring to reduce expenses as a result of the Complete Response letter precluding approval of the Horizant NDA for RLS in its current form, and to focus the Company’s resources on advancement of its later-stage product candidates.

The Company is unable to estimate the total amount or range of amounts expected to be incurred in connection with the restructuring for each major type of cost associated with the restructuring, or in the aggregate. The Company expects that the restructuring charge will reflect cash expenditures of up to $4.2 million associated with one-time termination benefits, which are expected to be paid during the first and second quarters of 2010. The estimate of cash expenditures that the Company expects to incur in connection with the restructuring, and the timing thereof, is subject to a number of assumptions, and actual results may materially differ. The Company also expects to incur additional non-cash expenses as a result of the restructuring.

This Current Report on Form 8-K contains “forward-looking” statements, including, without limitation, statements related to the estimated cash expenditures associated with one-time termination benefits and the expected timing for completion of the restructuring. Any statements contained in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s ability to implement the restructuring as currently anticipated, the impact of the workforce reduction on the Company’s business and unanticipated charges not currently contemplated that may occur as a result of the restructuring. The Company’s Annual Report on Form 10-K, filed with the SEC on February 26, 2010, contains under the heading, “Risk Factors,” a more comprehensive description of risks to which the Company is subject. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based, except for the obligation to amend this Current Report on Form 8-K following a determination of an estimate of the total amount or range of amounts expected to be incurred in connection with the restructuring for each major type of cost associated with the restructuring, and in the aggregate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: March 5, 2010	By:	/s/ WILLIAM G. HARRIS
William G. Harris
Senior Vice President of Finance and
Chief Financial Officer